Exhibit 10.11

SUPPLEMENTAL SEPARATION AGREEMENT

     This SUPPLEMENTAL SEPARATION AGREEMENT (the "Agreement") is made and entered into by and between U.S. AIRWAYS GROUP, INC., U.S. AIRWAYS, INC., both of which are Delaware corporations (individually and collectively referred to as "Airways") and DAVID N. SIEGEL (the "Executive").

WITNESSETH:

     WHEREAS, following the Executive's termination of employment with Airways on April 19, 2004 (the "Termination Date"), the Executive and Airways entered into that certain Separation Agreement dated April 23, 2004 (the "Separation Agreement"); and

     WHEREAS, Airways and the Executive now desire to enter into this supplemental separation agreement to (i) specify the terms and conditions of the Executive's supplemental executive retirement benefits as provided in that certain March 11, 2002 letter providing for supplemental executive retirement benefits executed on behalf of Airways by Michelle V. Bryan (the "SERP Letter"), as assumed and modified by the First Amended Joint Plan of Reorganization of Airways (the "Plan of Reorganization") and (ii) specify the payment by Airways to the Executive of his accrued vacation amounts; and

     WHEREAS, the Board of Directors of Airways has previously adopted the US Airways, Inc. Funded Executive Defined Contribution Plan (the "Funded EDCP") and the US Airways, Inc. Unfunded Executive Defined Contribution Plan (the "Unfunded EDCP") together as a form of modification for the Airways letters providing supplemental executive retirement benefits held by other officers and which were assumed by the Plan of Reorganization; and

     WHEREAS, in order to provide benefits to the Executive consistent with the benefits provided to the other officers of Airways who held letters regarding supplemental retirement benefits that were assumed by the Plan of Reorganization, Airways agrees to provide the Executive participation in the Funded EDCP and the Unfunded EDCP as the form of modification of the SERP Letter and in full satisfaction and settlement of any and all obligations of Airways for supplemental executive retirement benefits to the Executive under the SERP Letter and the Plan of Reorganization, or otherwise;

     NOW, THEREFORE, in consideration of the above premises and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.     SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS.

       In addition to the compensation and benefits to which the Executive is entitled under the Separation Agreement and in full satisfaction and settlement of its obligations to provide supplemental executive retirement benefits to the Executive under the SERP Letter, the Plan of Reorganization and the Separation Agreement, Airways agrees to permit the Executive to participate in its Funded Executive Defined Contribution Plan and Unfunded Executive Defined Contribution Plan, as follows:

       A.     Funded Executive Defined Contribution Plan. Upon the Executive's execution of this Agreement and the Form of Participation Agreement for the US Airways Funded Executive Defined Contribution Plan (which is attached hereto as Exhibit "A"), the Executive shall become a participant in the US Airways Funded Executive Defined Contribution Plan for the period beginning on his date of hire through his date of termination of employment. In providing benefits under the Funded EDCP, Airways agrees that (i) Executive shall be entitled to four (4) years of service credit for each one (1) year of actual service to Airways, with fractional credit for partial years, and (ii) Final Average Earnings shall be based on base salary plus the Executive's target bonus under the Incentive Compensation Plan. As a result, the total amount to be contributed to the secular trust for the Funded EDCP (the "Trust") on behalf of the Executive shall be $681,419, and the amount of the tax gross up payment to the Executive for that contribution shall be $493,441. The contribution shall be made to the Trust and the tax gross up payment shall be made to the Executive within two (2) business days following execution of this Supplemental Separation Agreement. Distribution of amounts from the Trust shall be made to the Executive in compliance with the terms of that plan. Wachovia N.A., as trustee of the Trust under the Funded EDCP, by execution of Exhibit "C" hereto, agrees to make the payments from the Funded EDCP and the Trust in accordance with the above provisions of this Section 1.A and such payment shall be made within two (2) business days of execution of this Agreement. It is agreed by Airways and Wachovia N.A. that the Executive has entered into this Agreement in consideration of the above payments with respect to the Funded EDCP and such amounts shall be paid as herein provided, notwithstanding any contrary provision under the Funded EDCP or the Trust.

       B.     Unfunded Executive Defined Contribution Plan. Upon the Executive's execution of this Agreement and the Form of Participation Agreement for the US Airways Unfunded Executive Defined Contribution Plan (which is attached hereto as Exhibit "B"), the Executive shall become a participant in the US Airways Unfunded Executive Defined Contribution Plan for the period beginning on his date of hire through his date of termination of employment. In providing benefits under the Unfunded EDCP, Airways agrees that (i) Executive shall be entitled to four (4) years of service credit for each one (1) year of actual service to Airways, with fractional credit for partial years, and (ii) Final Average Earnings shall be based on base salary plus the Executive's target bonus under the Incentive Compensation Plan. As a result, the total amount to be accrued under the Unfunded EDCP on behalf of the Executive shall be $91,714. Pursuant to the terms and operation of the Unfunded EDCP, no contributions shall be made for this amount to any trust, but the accrual shall be maintained in the records of the Plan. Distribution of amounts from the Unfunded EDCP shall be made to the Executive in compliance with the terms of that plan.

       C.     Surrender of SEDC Account. As a participant in the Funded EDCP and the Unfunded EDCP, the Executive hereby waives and agrees to surrender to Airways his account in the US Airways, Inc. Supplemental Executive Defined Contribution Plan, which is the nonqualified unfunded deferred compensation program originally effective as of July 1, 1993, for officers who participate in the Airways tax-qualified defined contribution plans (the Employee Savings Plan and the Employee Pension Plan).

2.     COOPERATION AFTER TERMINATION DATE.

       For a period of six (6) months following the Termination Date, the Executive agrees to cooperate fully with Airways and to reasonably assist Airways on all matters relating to his employment and the conduct of business, including any litigation, claim or suit in which Airways deems that the Executive's cooperation is needed; provided, however, that Airways agrees to promptly reimburse the Executive for all reasonable costs incurred in connection with his obligation to cooperate pursuant to this Section 2.

3.     COVENANT NOT TO SOLICIT.

       Notwithstanding the provisions of Section 7 of the Separation Agreement, due to the Executive's extensive knowledge of the specifics of Airways' business and its customers and clients, the Executive agrees that during the period of six (6) months following the Termination Date, he will not, without the prior written consent of Airways, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any business that competes with Airways' business any person or entity who transacted business with Airways during the year preceding the Termination Date. This provision shall be specific and shall apply only to any and all persons or entities with whom the Executive has (i) had direct contact, (ii) been a party to marketing or sales strategies with regard to, or (iii) been privy to marketing or sales strategies with regard to such persons or entities.

       Notwithstanding the provisions of Section 7 of the Separation Agreement, the Executive agrees that during the period of six (6) months following the Termination Date, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others solicit, divert or hire away, or attempt to solicit, divert or hire away to any business that competes with Airways' business any person then employed by Airways or its related entities, or any person not then employed by Airways or its related entities but employed by Airways at any time and for any period after the date which is one (1) year prior to the Termination Date.

4.     RETURN OF AIRWAYS DOCUMENTS AND PROPERTY.

       The Executive hereby represents and warrants that, within thirty (30) days following the Termination Date, he shall return to Airways all documents (including copies and computer records thereof) of any nature which relate to or contain proprietary or confidential information concerning Airways, its customers or employees, and any and all property of Airways which has been in his possession, including but not limited to any computers, computer programs, equipment or limited use software licenses in his possession. The Executive confirms that all confidential information is and shall remain the exclusive property of Airways. All business records, papers and documents kept or made by the Executive relating to the business of Airways shall be and remain the property of Airways. For this purpose, information in the public domain or information that is commonly known by or available to the public through Airways' press releases, public documents, annual reports, SEC filings or other public filings shall not be subject to this Section 4.

5.     GENERAL RELEASE BY THE EXECUTIVE.

       Except as specifically provided in Section 6 hereof, for and in consideration of the mutual release provided to the Executive by Airways in Section 7 below, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Executive does hereby, for and on behalf of himself and his related entities and persons, fully and finally release, acquit and forever discharge Airways, Airways' related entities and persons, all employee benefit plans of Airways and all employee benefit plans of Airways' related entities, and such plans' related entities and persons (collectively, the "Airways Released Parties"), of and from any and all claims, counterclaims, actions, causes of action, demands, rights, damages, costs, expenses or compensation which the Executive and/or the Executive's related entities and persons now have, or may have, or may hereafter claim to have had as of the Termination Date, whether developed or undeveloped, anticipated or unanticipated, based on any acts, omissions, transactions or occurrences whatsoever occurring prior to and/or up until the Termination Date, and specifically, but not by way of limitation, from those claims which are, or arise by reason of, or are in any way connected with, or which are or may be based in whole or in part on the employment relationship which existed between the Executive and Airways and the termination of that employment relationship, including, without limitation, (i) those claims arising under any foreign, federal, state, county or municipal fair employment practices act and/or any law, ordinance or regulation promulgated by any foreign, federal, state, county, municipality or other state subdivision; (ii) those claims for breach of duty and/or implied covenant of good faith and fair dealing; (iii) those claims for interference with and/or breach of contract (express or implied, in fact or in law, oral or written); (iv) those claims for retaliatory or wrongful discharge of any kind; (v) those claims for intentional or negligent infliction of emotional distress or mental anguish; (vi) those claims for outrageous conduct; (vii) those claims for interference with business relationships, contractual relationships or employment relationships of any kind; (viii) those claims for breach of duty, fraud, fraudulent inducement to contract, breach of right of privacy, libel, slander, or tortious conduct of any kind; (ix) those claims arising under Title VII of the Civil Rights Act of 1964 and/or the Civil Rights Act of 1991 and/or 42 U.S.C. Section 1981; (x) those claims arising under any state or federal handicap or disability discrimination law or act, including but not limited to the Rehabilitation Act of 1973 and the Americans with Disabilities Act; (xi) those claims arising from any damages suffered at any time by reason of the effects or continued effects of any alleged or actual discriminatory or wrongful acts; (xii) those claims arising under or in reliance upon any statute, regulation, rule or ordinance (local, state or federal); (xiii) those claims arising under Employment Retirement Income Security Act of 1974, as amended, and/or the Family and Medical Leave Act; (xiv) those claims arising under the workers' compensation laws of any state or other jurisdiction; and (xv) any and all other claims arising under law or in equity in the United States of America or in any foreign jurisdiction.

6.     LIMITATION OF RELEASE BY THE EXECUTIVE.

       Notwithstanding the provisions of Section 5 hereof, it is understood and agreed that the waiver of benefits and claims contained in Section 5 hereof and Section 8 of the Separation Agreement does not include a waiver or release of (i) the right to payment of any vested, nonforfeitable benefits to which the Executive or a beneficiary of the Executive may be entitled under the terms and provisions of any tax-qualified employee benefit plan of Airways which have accrued as of the Termination Date, (ii) the right to benefits and/or payments to which the Executive may be entitled under (A) this Agreement, (B) the Separation Agreement (other than any provisions related to the SERP Agreement, as defined in the Separation Agreement); (C) Section 8 of the Employment Agreement (as defined in the Separation Agreement) solely in the event of a contest between the Executive and Airways with respect to future claims for payment and/or benefits as contracted under this Agreement or the Separation Agreement, and in the event of any contest between any third party (who must be unrelated to, unaffiliated with and not acting on behalf of Executive) and Airways, only to the extent that Airways selects or approves legal counsel and such legal counsel abides by Airway's outside counsel standards, (D) Section 9 of the Employment Agreement, (E) the Restricted Stock Agreement (as defined in the Separation Agreement), or (F) the Warrant Agreement (as defined in the Separation Agreement); (iii) any rights to indemnification under the articles, by-laws, policies or other agreements with Airways; (iv) rights under any policy of directors and officers liability insurance that covers or has covered Executive; (v) rights to enforce any release, indemnification or exculpation contained in the Plan of Reorganization; (vi) any right or claim that arises after the date hereof; and (vii) any right or claim as a stockholder of Airways. The Executive hereby represents and warrants to Airways that he is not aware of any claim, right or action that exists as of the date of execution of this Agreement that would create any right to payment to him by Airways under the terms of Section 8 of the Employment Agreement (as defined in the Separation Agreement). The parties agree that Paragraph 9 of the Separation Agreement is hereby amended to read exactly as this Paragraph 6 (except for the references to "Section 8" of the Separation Agreement therein).

7.     GENERAL RELEASE BY AIRWAYS.

       Except as specifically provided in Section 8 below, for and in consideration of the mutual release provided to the Airways Released Parties by the Executive in Section 6 above, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Airways does hereby, for and on behalf of itself and each and all of the Airways Released Parties, fully and finally release, acquit and forever discharge Executive and his related entities and persons, of and from any and all claims, counterclaims, actions, causes of action, demands, rights, damages, costs, expenses or compensation which Airways and/or Airways Released Parties now have, or may have, or may hereafter claim to have had as of the Termination Date, whether developed or undeveloped, anticipated or unanticipated, based on any acts, omissions, transactions or occurrences whatsoever occurring prior to and/or up until the Termination Date, and specifically, but not by way of limitation, from those claims which are, or arise by reason of, or are in any way connected with, or which are or may be based in whole or in part on the employment relationship which existed between the Executive and Airways and the termination of that employment relationship, including, without limitation, (i) those claims arising under any foreign, federal, state, county or municipal fair employment practices act and/or any law, ordinance or regulation promulgated by any foreign, federal, state, county, municipality or other state subdivision; (ii) those claims for breach of duty and/or implied covenant of good faith and fair dealing; (iii) those claims for interference with and/or breach of contract (express or implied, in fact or in law, oral or written); (iv) those claims for retaliatory or wrongful discharge of any kind; (v) those claims for intentional or negligent infliction of emotional distress or mental anguish; (vi) those claims for outrageous conduct; (vii) those claims for interference with business relationships, contractual relationships or employment relationships of any kind; (viii) those claims for breach of duty, fraud, fraudulent inducement to contract, breach of right of privacy, libel, slander, or tortious conduct of any kind; (ix) those claims arising under Title VII of the Civil Rights Act of 1964 and/or the Civil Rights Act of 1991 and/or 42 U.S.C. Section 1981; (x) those claims arising under any state or federal handicap or disability discrimination law or act, including but not limited to the Rehabilitation Act of 1973 and the Americans with Disabilities Act; (xi) those claims arising from any damages suffered at any time by reason of the effects or continued effects of any alleged or actual discriminatory or wrongful acts; (xii) those claims arising under or in reliance upon any statute, regulation, rule or ordinance (local, state or federal); (xiii) those claims arising under Employment Retirement Income Security Act of 1974, as amended, and/or the Family and Medical Leave Act; (xiv) those claims arising under the workers' compensation laws of any state or other jurisdiction; and (xv) any and all other claims arising under law or in equity in the United States of America or in any foreign jurisdiction.

8.     LIMITATION OF RELEASE BY AIRWAYS.

       Notwithstanding the provisions of Section 7, it is understood and agreed that the waiver of benefits and claims contained in Section 7 does not include a waiver or release of (i) any right or claim that arises after the date of this release; (ii) any rights arising under this Agreement, the Separation Agreement, the Restricted Stock Agreement (as defined in the Separation Agreement), or the Warrant Agreement (as defined in the Separation Agreement); or (iii) any claim against the Executive based on intentional misconduct, fraud, misappropriation, or criminal misconduct.

9.     AMENDMENT OF AGREEMENT.

       It is expressly understood and agreed that this Agreement may not be altered, amended, modified or otherwise changed in any respect or particular whatsoever except in writing duly executed by the Executive and an authorized representative of Airways acting on behalf of Airways.

10.     MISCELLANEOUS.

        a.     BINDING AGREEMENT. This Agreement shall be binding upon both the Executive and the Executive's related entities and individuals, and upon Airways and Airways' related entities. The undersigned parties, acting through their duly authorized officers or individually, as the case may be, do hereby warrant that the signatories hereto have express authority and have the legal capacity to enter into this Agreement.

        b.     WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any time or times be deemed a waiver or relinquishment of such right or power any other time or times.

        c.     CHOICE OF LAW. This Agreement is to be construed in accordance with the laws of the State of Delaware without regard to any conflict of law principles of such state.

        d.     REMEDIES FOR BREACH OF AGREEMENT. Notwithstanding the mediation and arbitration provisions in Section 10(e) hereof, in the event of a breach of Sections 2, 3 and/or 4 of this Agreement or conduct by the Executive threatening to breach Sections 2, 3 or 4 hereof, the parties agree that Airways may seek temporary injunctive relief in a court of competent jurisdiction.

        e.     MEDIATION AND ARBITRATION. The parties hereto agree that any dispute or controversy arising out of, relating to or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof, shall first be submitted to mediation; provided, however, that Airways may first seek temporary injunctive relief pursuant to Section 10(d) hereof if it deems necessary under the circumstances. The mediation shall be conducted within 45 days of either party notifying the other party of a dispute or controversy regarding this Agreement.

               In the event the dispute cannot be resolved through mediation, the parties hereto agree that any dispute or controversy arising out of, relating to or in connection with this Agreement shall then be settled by arbitration to be held in Arlington, Virginia, in accordance with the Commercial rules of the American Arbitration Association ("AAA") as then in effect.

               Either party may give written notice (by certified mail) to the other party, demanding arbitration and specifying the issue(s) to be decided. The demand must be made within 90 days of the date on which the act or omission giving rise to the demand occurred. The party demanding arbitration shall request a list of not less than nine arbitrators to conduct an arbitration hearing from the AAA. Each party shall have the right to strike a name from the list until only three names are remaining. The remaining named arbitrators shall be selected to conduct the arbitration hearing.

               After the arbitrators are selected, the arbitrators will notify all parties and will also specify a date, between 30 and 90 days from the selection date, for the arbitration hearing. The timetable for the hearing may be postponed only by agreement, or to allow for any court proceeding involving this arbitration to be resolved prior to the arbitration hearing taking place.

               The arbitrators shall apply Delaware law to the merits of any dispute of claim without reference to rules of conflict of law. The decision of the arbitrators shall be final, conclusive and binding on the parties to the arbitration.

               With regard to this section or any litigation regarding this Agreement, all parties agree to jurisdiction and venue being proper before a state or federal court (as appropriate) in Arlington, Virginia and waive all objections each may have to that jurisdiction and venue.

        f.     ENTIRE AGREEMENT BETWEEN PARTIES. This Agreement constitutes the entire agreement between the Executive and Airways pertaining to the subjects contained in it and supersedes any and all prior and/or contemporaneous agreements, representations, or understandings, written or oral between the parties, including the Employment Agreement and the SERP Letter, provided, however, that this Agreement does not supersede (i) Section 8 of the Employment Agreement (as defined in the Separation Agreement) solely in the event of a contest between the Executive and Airways with respect to future claims for payment and/or benefits as contracted under this Agreement or the Separation Agreement, and in the event of any contest between any third party (who must be unrelated to, unaffiliated with and not acting on behalf of Executive) and Airways, only to the extent that Airways selects or approves legal counsel and such legal counsel abides by Airway's outside counsel standards; (ii) Section 9 of the Employment Agreement; (iii) any aspect of the Separation Agreement; (iv) the Warrant Agreement (as defined in the Separation Agreement); (v) the Restricted Stock Agreement (as defined in the Separation Agreement); (vi) the right to payment of any vested, nonforfeitable benefits to which the Executive or a beneficiary of the Executive may be entitled under the terms and provisions of any tax-qualified employee benefit plan of Airways which have accrued as of the Termination Date; (vii) any rights to indemnification under the articles, by-laws, policies or other agreements with Airways; (viii) rights under any policy of directors and officers liability insurance that covers or has covered Executive; (ix) rights to enforce any release, indemnification or exculpation contained in the Plan of Reorganization; (x) any right or claim that arises after the date hereof; or (xi) any right or claim as a stockholder of Airways. This Agreement, except as otherwise provided in this Section 10(f), Section 6 hereof and under Section 9 of the Separation Agreement (as amended), is intended to fully, completely, and forever resolve all disputes or potential disputes based upon events, omissions or acts occurring on or prior to the Termination Date as well as all other issues or claims in any way arising out of or connected with the prior employment of the Executive with Airways or the termination of that employment.

        g.     LEGAL FEE REIMBURSEMENT. The Executive's rights to have reimbursement by Airways of legal fees as provided in Section 8 of the Employment Agreement (as defined in the Separation Agreement) and Section 4.D. of the Separation Agreement shall continue in full force and effect with respect to the above-described Employment Agreement, the Separation Agreement, the Warrant Agreement (as defined in the Separation Agreement), the Restricted Stock Agreement (as defined in the Separation Agreement) and this Agreement. In addition, Section 4.D. of the Separation Agreement is hereby modified to provide that Airways shall reimburse the Executive for actual legal fees and expenses incurred by the Executive in the negotiation of the Separation Agreement and this Agreement and related advice and that the maximum limit on the amount of such reimbursement is hereby increased by $50,000, for a total reimbursement right of up to $65,000.

        h.     PAYMENT FOR ACCRUED VACATION. Notwithstanding the language contained in Section 4.A.(iv) of the Separation Agreement, the $4,725,410 amount paid to the Executive under the Separation Agreement did not include any amount for his accrued and unused vacation through the Termination Date. Airways hereby agrees to pay the Executive upon execution of this Agreement the amount of $75,000 representing 208 hours of accrued and unused vacation earned by him through the Termination Date.

              IN WITNESS WHEREOF, the undersigned has executed this Supplemental Separation Agreement on the day and year first above written.

                                                                 EXECUTIVE:

Date:    May 19, 2004                               DAVID N. SIEGEL

                                                                   U.S. AIRWAYS GROUP, INC.

                                                                   By: Elizabeth K. Lanier

Date: :    May 19, 2004                                Title: Executive Vice President, Corporate Affairs and
                                                                         General Counsel and Corporate Secretary

                                                                   U.S. AIRWAYS, INC.

                                                                   By: Elizabeth Lanier

Date: :    May 19, 2004                                Title: Executive Vice President, Corporate Affairs and
                                                                          General Counsel and Corporate Secretary

[THIS DOCUMENT HAS BEEN EXECUTED IN DUPLICATE.]

EXHIBIT "A"

US AIRWAYS FUNDED EXECUTIVE DEFINED CONTRIBUTION PLAN

FORM OF PARTICIPATION AGREEMENT

This Participation Agreement sets forth the terms of the Participant's participation in the above-named Plan.

Name of Participant: David N. Siegel

Address of Participant: 11504 Dahlia Terrace, Potomac, MD 20854

Participant's Date of Hire: 3/11/2002

               The schedule set forth in Annex A specifies the amounts of Scheduled Contributions to be made to the account of the Participant and the Determination Date by which such Scheduled Contributions must be made.

               The calculation of the Scheduled Contributions is based on the following:

1.     Calculation of the amount of Contribution:

       (a)     The amounts of Scheduled Contributions have been calculated with an intention of providing the Participant with an amount equal to such Participant's Target Retirement Benefit as of the Normal Retirement Date for such Participant, assuming that all Contributions earn returns at a pre-tax interest rate of 8% (after-tax interest rate of 4.64%)per annum from the date of such Contribution to the Participant's Normal Retirement Date.

       (b)     For purposes of this paragraph 1, "Target Retirement Benefit" shall mean the actuarial equivalent (determined for the Participant by use of the actuarial assumptions specified in this Participation Agreement) of the annual retirement benefit calculated as a single life annuity for the Participant, commencing as of the Participant's Normal Retirement Date, based on the following formula:

1.44% of Final Average Earnings x Years of Credited Service (for Years of Credited Service 1 through 25); plus

0.8% of Final Average Earnings x Years of Credited Service (for Years of Credited Service 26 through 30);

Up to a maximum benefit of 40% of Final Average Earnings.

       (c)     The Target Retirement Benefit is offset by 80% of the benefits accrued or payable at the Participant's Normal Retirement Date from prior plans as described in paragraph 5 hereof.

       (d)     Notwithstanding the foregoing, the amount of Scheduled Contributions made by the Company for the benefit of any Participant during any year shall not exceed an amount equal to 64% of the Participant's Earnings for such year.

2.     Determination of Years of Credited Service:

       (a)     With respect to each year of the Participant's first four Years of Actual Service, the Participant shall be credited with a total of [four] Years of Credited Service (which number shall include the Years of Actual Service); and

       (b)     With respect to the Participant's fifth Year of Actual Service, the Participant shall be credited with [nine] Years of Credited Service (which number shall include the Years of Actual Service); and

       (c)     With respect to each subsequent Year of Actual Service after the first five Years of Actual Service, the Participant shall be credited with [two and one-half] Years of Credited Service (which number shall include the Years of Actual Service).

       (d)     The Participant shall be credited with Years of Credited Service which take into account all Years of Actual Service from the Participant's date of hire to the first Determination Date.

       (e)     Notwithstanding the foregoing, in no event shall the total Years of Credited Service determined for the Participant at any time exceed 30 Years of Credited Service for purposes of the Plan.

3.     Assumptions for calculation of Participant's projected Earnings and Final Average Earnings:

       Rate of restoration of reduction in Base Salary in 2003 - [21.89% of decrease in 2004, 22.16% of decrease in 2005, 22.43% of decrease in 2006 and 33.52% of decrease in 2007]

       Rate of base increase per year - [2.9% from 2007 to 2008, 3% from 2008 to 2009 and 2.5% per year thereafter]

       100% target bonus under the Incentive Compensation Plan

4.     Assumptions for calculation of the Target Retirement Benefit:

       8% pre-tax interest rate after Participant's Normal Retirement Date

       1983 GAM Male Mortality

       Retirement at Participant's Normal Retirement Date

5.     Assumptions for prior plans:

       Benefits from the Retirement Plan for Certain Employees of US Airways, Inc. as of the Participant's Normal Retirement Date were subtracted from the Target Retirement Benefit

       Employer Contributions to the US Airways, Inc. Employee Pension Plan and the US Airways, Inc. Employee Savings Plan plus 8% earnings on these contributions from the date each was made through the Participant's Normal Retirement Date were subtracted from the Target Retirement Benefit

       Account balances that were paid out of the Supplemental Executive Defined Contribution Plan on December 30, 2000 were tax effected using an assumed tax rate of 42% and then rolled forward using the tax effect interest rate of 4.64% from the date of payout through the Participant's Normal Retirement Date and then converted back into pre-tax dollars and subtracted from the Target Retirement Benefit

6.     Mechanism for calculation of annual Contribution:

       a.     The Target Retirement Benefit is calculated according to the assumptions listed above

       b.     Contributions are calculated so that the annual after-tax retirement benefit provided by the Target Retirement Benefit is set as the target for the after-tax Scheduled Contributions

       c.     Each contribution is assumed to earn 8% interest pre-tax (4.64% after-tax) from the Determination Date until the Participant's Normal Retirement Date

       d.     Contributions for each year are based on the credited service accrual rate for such year

       e.     Each year's contribution is determined as a uniform percentage of the Participant's Earnings multiplied by the accrual rates developed above so that the Target Retirement Benefit is attained at the Participant's Normal Retirement Date, and then converted to a dollar amount

       f.     Each year's contribution is reduced by the estimated maximum allowable contribution under Code Section 401(k)

       g.     The resulting contribution is shown as a Scheduled Contribution

       h.     If any contributions are deferred to later years because of the annual limit of 64% of pay, the deferred contributions are credited with 8% interest pre-tax and included as contributions at the earliest possible opportunity

This Participation Agreement (along with the Plan and the US Airways Unfunded Executive Defined Contribution Plan) amends and restates any benefit that had accrued for the Participant under that certain agreement, dated March 11, 2002 (the "Prior SERP") between the Company and the Participant. Upon the Effective Date of the Plan, the Participant shall have no current or future claim for benefits, payments or other rights or claims under the Prior SERP.

This Participation Agreement is subject to the terms and conditions of the Plan, which shall be incorporated herein by this reference. Capitalized terms not defined herein shall have the meanings ascribed to them under the Plan. The Participant has received a copy of the Plan. The Participant agrees to the terms of this Participation Agreement, which may be amended only upon a written agreement signed by the parties hereto.

     This 19th day of May, 2004.

US AIRWAYS, INC.                                         PARTICIPANT:

By: __________________________                          ________________________________

Name:________________________
Title:_________________________

Annex A to FUNDED Executive Defined Contribution Plan Participation Agreement

Scheduled Contributions

David N. Siegel

Scheduled             Tax                  Determination Date

Contribution          Payment

$517,643               $374,845             December 31, 2003

$540,910               $391,693             December 31, 2004

$421,418               $305,165             December 31, 2005

$604,755               $437,926             December 31, 2006

$610,568               $442,135             December 31, 2007

$280,436               $203,074             December 31, 2008

EXHIBIT "B"

US AIRWAYS UNFUNDED EXECUTIVE DEFINED CONTRIBUTION PLAN

FORM OF PARTICIPATION AGREEMENT

This Participation Agreement sets forth the terms of the Participant's participation in the above-named Plan.

Name of Participant: David N. Siegel

Address of Participant: 11504 Dahlia Terrace, Potomac, MD

Participant's Date of Hire: 3/11/2002

     The schedule set forth in Annex A specifies the amounts of Scheduled Allocations to be made to the account of the Participant and the Determination Date by which such Scheduled Allocations must be made.

     The calculation of the Scheduled Allocations is based on the following:

     1.     Calculation of the amount of Allocation:

      (a)     The amounts of Scheduled Allocations have been calculated with an intention of providing the Participant with an amount equal to such Participant's Target Retirement Benefit as of the Normal Retirement Date for such Participant, assuming that all Allocations earn returns at a rate of 8% per annum from the date of such Allocation to the Participant's Normal Retirement Date.

      (b)     For purposes of this paragraph 1, "Target Retirement Benefit" shall mean the actuarial equivalent (determined for the Participant by use of the actuarial assumptions specified in this Participation Agreement) of the annual retirement benefit calculated as a single life annuity for the Participant, commencing as of the Participant's Normal Retirement Date, based on the following formula:

0.36% of Final Average Earnings x Years of Credited Service (for Years of Credited Service 1 through 25); plus

0.2% of Final Average Earnings x Years of Credited Service (for Years of Credited Service 26 through 30);

Up to a maximum benefit of 10% of Final Average Earnings.

   (c)     The Target Retirement Benefit is offset by 20% of the benefits accrued or payable at the Participant's Normal Retirement Date from prior plans as described in paragraph 5 hereof.

   (d)     Notwithstanding the foregoing, the amount of Scheduled Allocations made by the Company for the benefit of any Participant during any year shall not exceed an amount equal to 16% of the Participant's Earnings for such year.

     2.     Determination of Years of Credited Service:

(a)     With respect to each year of the Participant's first four Years of Actual Service, the Participant shall be credited with a total of [four] Years of Credited Service (which number shall include the Years of Actual Service); and

(b)     With respect to the Participant's fifth Year of Actual Service, the Participant shall be credited with [nine] Years of Credited Service (which number shall include the Years of Actual Service); and

(c)     With respect to each subsequent Year of Actual Service after the first five Years of Actual Service, the Participant shall be credited with [two and one-half] Years of Credited Service (which number shall include the Years of Actual Service).

        (d)     Notwithstanding the foregoing, in no event shall the total Years of Credited Service determined for the Participant at any time exceed 30 Years of Credited Service for purposes of the Plan.

3.     Assumptions for calculation of Participant's projected Earnings and Final Average Earnings:

       Rate of restoration of reduction in Base Salary in 2003 - [21.89% of decrease in 2004, 22.16% of decrease in 2005, 22.43% of decrease in 2006 and 33.52% of decrease in 2007]

       Rate of base increase per year - [2.9% from 2007 to 2008, 3% from 2008 to 2009 and 2.5% per year thereafter]

       100% target bonus under the Incentive Compensation Plan

4.     Assumptions for calculation of the Target Retirement Benefit:

       8% pre-tax interest rate after Participant's Normal Retirement Date

       1983 GAM Male Mortality

       Retirement at Participant's Normal Retirement Date

5.     Assumptions for prior plans:

Benefits from the Retirement Plan for Certain Employees of US Airways, Inc. as of the Participant's Normal Retirement Date were subtracted from the Target Retirement Benefit

Employer Contributions to the US Airways, Inc. Employee Pension Plan and the US Airways, Inc. Employee Savings Plan plus 8% earnings on these contributions from the date each was made through the Participant's Normal Retirement Date were subtracted from the Target Retirement Benefit

Account balances that were paid out of the Supplemental Executive Defined Contribution Plan on December 30, 2000 were tax effected using an assumed tax rate of 42% and then rolled forward using the tax effected interest rate of 4.64% from the date of payout through the Participant's Normal Retirement Date and then converted back into pre-tax dollars and subtracted from the Target Retirement Benefit

6.     Mechanism for calculation of annual Allocation:

a.   The Target Retirement Benefit is calculated according to the assumptions listed above

b.   Each allocation is assumed to earn 8% interest pre-tax from the Determination Date until the Participant's Normal Retirement Date

c.   Allocations for each year are based on the credited service accrual rate for such year

d.   Each year's allocation is determined as a uniform percentage of the Participant's Earnings multiplied by the accrual rates developed above so that the Target Retirement Benefit is attained at the Participant's Normal Retirement Date, and then converted to a dollar amount

e.   Each year's allocation is increased by the estimated maximum allowable allocation under Code Section 401(k)

f.   The resulting allocation is shown as a Scheduled Allocation

g.   If any allocations are deferred to later years because of the annual limit of 16% of pay, the deferred allocations are credited with 8% interest pre-tax and included as Allocations at the earliest possible opportunity

This Participation Agreement (along with the Plan and the US Airways Funded Executive Defined Contribution Plan) amends and restates any benefit that had accrued for the Participant under that certain agreement, dated March 11, 2002 (the "Prior SERP") between the Company and the Participant. Upon the Effective Date of the Plan, the Participant shall have no current or future claim for benefits, payments or other rights or claims under the Prior SERP.

This Participation Agreement is subject to the terms and conditions of the Plan, which shall be incorporated herein by this reference. Capitalized terms not defined herein shall have the meanings ascribed to them under the Plan. The Participant has received a copy of the Plan. The Participant agrees to the terms of this Participation Agreement, which may be amended only upon a written agreement signed by the parties hereto.

     This 19th day of May, 2004.

US AIRWAYS, INC.                                        PARTICIPANT:

By: Elizabeth K. Lanier                                             David N. Siegel

Title: Executive Vice President, Corporate Affairs
General Counsel and Corporate Secretary

Annex A to UNFUNDED Executive Defined Contribution Plan Participation Agreement

Scheduled Allocations

David N. Siegel

Scheduled                            Determination Date

Allocation

$67,512                               December 31, 2003

$79,933                               December 31, 2004

$62,113                               December 31, 2005

$76,870                               December 31, 2006

$102,236                              December 31, 2007

$29,281                               December 31, 2008

EXHIBIT "C"

US AIRWAYS FUNDED EXECUTIVE DEFINED CONTRIBUTION PLAN

TRUSTEE AGREEMENT

Pursuant to Section 1.A. of the Supplemental Separation Agreement, Wachovia N.A., as trustee for the US Airways Funded Executive Defined Contribution Plan and the secular trust agreement thereto, agrees to distribute all amounts described in Section 1.A. from such trust in a lump sum payment and such payment shall be made during the time period set forth in Section 1.A.

Wachovia's sole obligation as trustee is to pay the amounts under Section 1.A. and Wachovia N.A. shall have no other obligation with respect to the Supplemental Separation Agreement.

                                     WACHOVIA N.A.

                                                 By: ____________________________

                                                 Title: ___________________________

                                                 Date: ___________________________

ATLANTA:4647022.1